Exhibit 10.1

Certain portions of this exhibit, marked by [***], have been excluded because they are both not material and are the type that the registrant treats as private or confidential.

AMENDMENT NO. 3 TO COLLABORATION AND LICENSE AGREEMENT

This Amendment No. 3 to Collaboration and License Agreement (“Third Amendment”) is made and entered into effective as of 27th April 2023 (“Third Amendment Effective Date”) by and between BicycleTx Limited, a company incorporated in England and Wales with a place of business at Blocks A & B, Portway Building Granta Park, Great Abington, Cambridge, United Kingdom, CB21 6GS (“BicycleTx”), and Ionis Pharmaceuticals, Inc., a Delaware corporation with a principal place of business at 2855 Gazelle Court, Carlsbad, California 92010, USA (“Ionis”).

BicycleTx and Ionis are referred to herein individually as a “Party” and collectively as the “Parties”.

BACKGROUND

WHEREAS, BicycleTx and Ionis entered into that certain Collaboration and License Agreement dated as of July 9, 2021, as amended (the “Agreement”), pursuant to which the Parties agreed to collaborate in the research and development of products incorporating TfR1 Bicycles directed against certain Targets;

WHEREAS, the Agreement provides for BicycleTx to perform the Research Activities, subject to certain terms and conditions, including [***] at BicycleTx’s cost, with the allocation of costs for any additional BicycleTx work requested by Ionis over and above [***] to be discussed in good faith and mutually agreed by the Parties;

WHEREAS, the Parties amended the Agreement by the First Amendment effective as of 17 December 2021, to enable the Parties to conduct certain Additional Research Activities during the Additional Research Period to evaluate the potential for TfR1 Bicycles [***];

WHEREAS, the Parties further amended the Agreement by the Second Amendment effective as of 28 July 2022 to extend the Additional Research Term and the Initial Period;

WHEREAS, the Parties now seek to conduct certain further additional activities to [***], and the Parties thus desire to amend the Agreement to provide for BicycleTx to perform such further additional activities [***], as further set forth in this Third Amendment; and

WHEREAS, Section 12.3 of the Agreement provides that the Agreement may only be modified by a written instrument duly executed by authorized representatives of each Party.

NOW, THEREFORE, the Parties desire, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, to amend the Agreement as set forth in this Third Amendment.

ARTICLE 1
DEFINITIONS

1.1        Capitalized Terms. Capitalized terms used in this Third Amendment shall have the meanings set forth in the Agreement, unless otherwise defined in this Third Amendment.  Section references set forth in this Third Amendment shall refer to section references in this Third Amendment, unless expressly stated to refer to sections of the Agreement.

ARTICLE 2
AMENDMENT

2.1        Further Additional Activities.  BicycleTx will perform the research activities assigned to it in Schedule 1 attached hereto (the “Further Additional Activities”) during the period beginning on [***] and continuing until the [***] anniversary of such date (the “Further Additional Research Period”) in accordance with Section 4.5.1(a) of the Agreement.  The Further Additional Activities shall be deemed Research Activities requested by Ionis pursuant to Section 4.2.2 of the Agreement, subject to the terms and conditions of this Third Amendment.  Ionis shall use Commercially Reasonable Efforts to perform the Further Additional Activities allocated to it at its sole cost and expense.

2.2         Amendment of the Research Plan.  Notwithstanding Section 4.2.3 of the Agreement, the Parties hereby agree that the Research Plan shall be deemed amended as of the Third Amendment Effective Date to incorporate the Further Additional Activities, without the requirement for a separate written agreement by the JSC.

2.3         Level of Effort; Payment.  BicycleTx shall allocate [***] to perform the Further Additional Activities.  BicycleTx’s FTE rate for such additional FTEs shall be [***].  Within [***] after the Third Amendment Effective Date, Ionis shall pay to BicycleTx the sum of [***] in consideration of the performance by BicycleTx of the Further Additional Activities for the duration of the Further Additional Research Period.

ARTICLE 3
MISCELLANEOUS

3.1        No Waiver.  Nothing in this Third Amendment is intended to operate as a waiver of any claims either Party may have against the other Party arising prior to the date of this Third Amendment under the Agreement.  Any term or condition of this Third Amendment may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless it is in writing and signed by the Party waiving such term or condition.  The waiver by either Party hereto of any right hereunder or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach by such other Party whether of a similar nature or otherwise.

3.2       Miscellaneous.  This Third Amendment and the performance, enforcement, breach, and termination thereof shall be interpreted, governed by, and construed in accordance with the laws of the State of New York, United States excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Third Amendment to the substantive law of another jurisdiction.  Any dispute arising from or relating to this Third Amendment will be subject to resolution in accordance with Section 12.2 of the Agreement.  Except as specifically amended by the First Amendment, Second Amendment and this Third Amendment, the terms and conditions of the Agreement shall remain in full force and effect.  Except to the extent expressly provided herein, the Agreement, including all appendices, exhibits and schedules to each of the foregoing, sets forth the entire agreement and understanding between the Parties with respect to the subject matter of the Agreement and all prior agreements, understandings, promises, and representations, whether written or oral, with respect thereto are superseded hereby.  This Third Amendment may be executed in two or more counterparts in original, PDF, or other electronic format, each of which shall be an original, and all of which together shall constitute one instrument.

[Remainder of Page Intentionally Left Blank]

THIS AMENDMENT NO. 3 TO COLLABORATION AND LICENSE AGREEMENT is executed by the authorized representatives of the Parties as of the Third Amendment Effective Date.

BICYCLETX LIMITED		IONIS PHARMACEUTICALS, INC.

By:	/s/ Michael Skinner	By:	/s/ Brett Monia

Name: Michael Skinner		Name: Brett Monia

Title: CTO		Title: CEO

Schedule 1
Further Additional Activities

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